                                                                     EXHIBIT 4.2

  CLASS A                                                      CLASS A
CONVERTIBLE
COMMON STOCK                                                 COMMON STOCK


                           CERULEAN COMPANIES, INC.
NUMBER                                                          SHARES
CA                       INCORPORATED UNDER THE LAWS
                           OF THE STATE OF GEORGIA


THIS CERTIFICATE IS TRANSFERABLE             SEE REVERSE FOR CERTAIN DEFINITIONS
      IN ATLANTA, GEORGIA                      CUSIP


THIS CERTIFIES THAT







IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF THE CLASS A CONVERTIBLE COMMON STOCK OF

    ----------------------                          -----------------------
- - -------------------------- CERULEAN COMPANIES, INC. ---------------------------
    ----------------------                          -----------------------

transferable on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Articles of Incorporation of the Corporation, as amended from time to time, to all of which each holder of this Certificate, by acceptance hereof, assents.
  This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.
  WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

                                        Dated
/s/                                                     /s/
     Secretary          CERULEAN COMPANIES, INC.           President &
                               CORPORATE                Chief Executive Officer
                                 SEAL
                               GEORGIA



COUNTERSIGNED AND REGISTERED                  TRANSFER AGENT AND REGISTRAR


                                              AUTHORIZED SIGNATURE

          AMERICAN BANKNOTE COMPANY                                PRODUCTION COORDINATOR - MONICA BELTRAN  - 215-830-2155
             680 BLAIR MILL ROAD                                                 PROOF OF NOVEMBER 15, 1995
             HORSHAM, PA  19044                                                          CERULEAN
                215-657-3480                                                           H 40655fc1


SALES PERSON -     MIKE GARRETT - 214-823-2700                     Opr.                 eg                       NEW
/home/ed/inprogress/home11/Cerulean40655                                            /net/banknote/home11/C



                           CERULEAN COMPANIES, INC.

THE CORPORATION IS AUTHORIZED TO ISSUE SHARES OF MORE THAN ONE CLASS OF STOCK. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES, AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK WHICH THE CORPORATION IS AUTHORIZED TO ISSUE OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

        These shares of Class A Convertible Stock (the "Shares") represented by this certificate may not be sold, transferred, encumbered, pledged or otherwise disposed of prior to December 1, 1998, except: (a) upon the death of the holder, in which case the Shares may be transferred by such holder's estate to an heir taking by law or pursuant to testamentary succession, (b) by operation of law or (c) as required by a final judicial decree.

        During the period from December, 1998 to December 1, 2001, if the holder of these Shares (the "Offeror") desires to sell all or any portion of such Shares, such holder shall first offer such Shares (the "Offered Shares") to the Corporation by giving written notice of his/her intention to dispose of such Offer Shares (the "Notice"). The Notice must name the type of disposition, the proposed purchaser, the number of Offered Shares, the price per share and the terms of payment. The Corporation may accept such offer with respect to all, but not less than all, of the Offered Shares, within thirty
(30) days following receipt of the Notice. The Corporation may exercise its option by giving notice of such exercise to the Offeror. If any of the consideration for the Offered Shares consists of anything other than cash, the Corporation may substitute for such consideration the cash equivalent as reasonably determined by the Corporation.

        If the right of first refusal provided above is not exercised as to all of the Offered Shares or if the purchase by the Corporation is not consummated within the time specified, through no fault of the Offeror, the Offeror may transfer the Offered Shares to the proposed purchaser, at the price and on the terms and conditions set forth in the Notice. If the transfer of the Offered Shares by the Offeror to the proposed purchaser named in the Notice is not made within thirty (30) days after the date the Offeror became free to transfer, the right to transfer in accordance with the Notice will expire.


        The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM -- as tenants in common                     UNIF GIFT MIN ACT --   ___________ Custodian ____________
   TEN ENT -- as tenants by the entireties                                      (Cust)                 (Minor)
   JT TEN  -- as joint tenants with right of                                   under Uniform Gifts to Minors
              survivorship and not as tenants                                  Act ____________________
              in common                                                                  (State)

    Additional abbreviations may also be used though not in the above list.


        For value received ___________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee

________________________________________________________________________________

________________________________________________________________________________

__________________________________________________________________________Shares
of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint


________________________________________________________________________Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Date:___________________________         _______________________________________

                                         _______________________________________
                                           NOTICE:  The signature to this
                                         assignment must correspond with the
                                         name as written upon the face of the
                                         Certificate, in every particular,
                                         without alteration or enlargement, or
                                         any change whatever.




- - -----------------------------------------------                ---------------------------------------------------------
           AMERICAN BANKNOTE COMPANY                            PRODUCTION COORDINATOR - MONICA BELTRAN - 215-830-2155
             680 BLAIR MILL ROAD                                              PROOF OF NOVEMBER 15, 1995
              HORSHAM, PA 19044                                                      CERULEAN
                215-957-3480                                                        H 40655bk1
 ----------------------------------------------                --------------------------------------------------------
 SALES PERSON -     MIKE GARRETT - 214-823-2700                Opr.                   eg                        NEW
- - -----------------------------------------------                ---------------------------------------------------------
/home/ed/inprogress/home11/Cerulean40655                                        /net/banknote/home11/C
- - -----------------------------------------------                ---------------------------------------------------------